Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement No. 33-88946 on Form S-8 of Penford Corporation of our report dated February 4, 2005 with respect to the financial statements and schedules of Penford Corporation Savings and Stock Ownership Plan, which appears in this Form 11-K.

Denver, Colorado	/s/ Ehrhardt Keefe Steiner & Hottman PC
February 28, 2005	EHRHARDT KEEFE STEINER & HOTTMAN PC